Exhibit 99.1
Allegro MicroSystems Reports Second Quarter 2023 Results
Achieves Record Quarter with Sales Increasing 23% and Earnings Expanding 52% Year-over-Year
Manchester, NH, October 27, 2022 – Allegro MicroSystems, Inc. (“Allegro” or the “Company”) (Nasdaq:ALGM), a global leader in power and sensing semiconductor solutions for motion control and energy efficient systems, today announced financial results for its second quarter 2023 that ended September 23, 2022.
Quarter Highlights:
•Total net sales were a record $237.7 million, increasing 23% year-over-year.
•Automotive net sales were a record $157.4 million, increasing 25% year-over-year.
•Industrial net sales were a record $48.2 million, increasing 33% year-over-year.
•GAAP gross margin was 55.5% and non-GAAP gross margin was 56.2%.
•GAAP operating margin was 25.1% and on a non-GAAP basis was 27.9%.
•GAAP diluted earnings per share was $0.26 and non-GAAP diluted EPS was $0.31.
•Closed on acquisition of Heyday Integrated Circuits, a leader in highly integrated gate drivers for high efficiency power applications.
“Allegro achieved another record quarter, reflecting our team’s strong execution and continued robust demand for our magnetic sensor and power IC products despite cross-currents in the broader macroeconomic environment,” said Vineet Nargolwala, President and CEO of Allegro MicroSystems. “In addition to record quarters in both our automotive and industrial end markets, our strategic focus area of E-Mobility (xEV and ADAS) expanded to an all-time high of 41% of automotive sales. We also demonstrated significant operating leverage in our model that contributed to strong bottom-line growth. The markets and applications we serve are underpinned by strong secular trends that we believe will continue to expand and drive growth for Allegro in both the near-term and over the next decade. In addition to our strategic alignment with these fast-growing markets, I believe we are uniquely positioned to address an even larger opportunity to enable our customers’ transition to a more autonomous and sustainable future.”
Business Summary
Automotive net sales increased 5% sequentially and 25% year-over-year and represented 66% of net sales in the quarter. Growth in automotive sales was driven by strong demand in E-Mobility, including IC solutions for xEV Inverter and On-Board-Charging applications, which expanded to a record 41% of automotive net sales.
Industrial net sales increased 20% sequentially and 33% year-over-year to 20% of net sales in the quarter. Record industrial net sales in the quarter was primarily driven by continued momentum for the Company’s solutions in strategic end markets, including Industry 4.0, Clean Energy, EV Charging and Data Center.
Second quarter net sales into Other markets, which includes computing, consumer and smart home, increased sequentially and year-over-year to $32.1 million, or 14% of total net sales.
Outlook
For the third quarter ending December 23, 2022, the Company expects total net sales to be in the range of $240 million to $250 million. Non-GAAP gross margin is expected to be approximately 56.0%, non-GAAP operating expenses are anticipated to be approximately 28% of net sales, and non-GAAP earnings per diluted share are expected to be in the range of $0.31 to $0.33.
Allegro has not provided a reconciliation of its third fiscal quarter outlook for non-GAAP gross margin, non-GAAP operating expenses and non-GAAP earnings per diluted share because estimates of all of the reconciling items cannot be provided without unreasonable efforts. It is difficult to reasonably provide a forward-looking estimate between such forward-looking non-GAAP measures and the comparable forward-looking GAAP measures. Certain factors that are materially significant to Allegro’s ability to estimate these items are out of its control and/or cannot be reasonably predicted.

Earnings Webcast
A webcast will be held on Thursday, October 27, 2022 at 8:30 a.m. Eastern time. Vineet Nargolwala, President and Chief Executive Officer, and Derek D’Antilio, Chief Financial Officer, will discuss Allegro’s financial results.
The webcast will be available on the Investor Relations section of the Company’s website at investors.allegromicro.com. A recording of the webcast will be posted in the same location shortly after the call concludes and will be available for at least 30 days.
About Allegro MicroSystems
Allegro MicroSystems is a leading global designer, developer, fabless manufacturer and marketer of sensor integrated circuits (“ICs”) and application-specific analog power ICs enabling emerging technologies in the automotive and industrial markets. Allegro’s diverse product portfolio provides efficient and reliable solutions for the electrification of vehicles, automotive ADAS safety features, automation for Industry 4.0 and power saving technologies for data centers and green energy applications.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected financial performance for our third fiscal quarter ending December 23, 2022. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “target,” “mission,” “may,” “will,” “would,” “project,” “predict,” “contemplate,” “potential,” or the negative thereof and similar words and expressions.
Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: downturns or volatility in general economic conditions, including as a result of the COVID-19 pandemic, particularly in the automotive market; our ability to compete effectively, expand our market share and increase our net sales and profitability; our reliance on a limited number of third-party wafer fabrication facilities and suppliers of other materials; our failure to adjust purchase commitments, supply chain volume and inventory management based on changing market conditions or customer demand; shifts in our product mix or customer mix, which could negatively impact our gross margin; the cyclical nature of the analog semiconductor industry; our ability to compensate for decreases in average selling prices of our products and increases in input costs; increases in inflation rates or sustained periods of inflation in the markets in which we operate; any disruptions at our primary third-party wafer fabrication facilities; our ability to manage any sustained yield problems or other delays at our third-party wafer fabrication facilities or in the final assembly and test of our products; our ability to fully realize the benefits of past and potential future initiatives designed to improve our competitiveness, growth and profitability; our ability to accurately predict our quarterly net sales and operating results; our dependence on manufacturing operations in the Philippines; our reliance on distributors to generate sales; COVID-19 induced lock-downs and suppression on our supply chain and customer demand; our ability to develop new product features or new products in a timely and cost-effective manner; our ability to manage growth; any slowdown in the growth of our end markets; the loss of one or more significant customers; our ability to meet customers’ quality requirements; uncertainties related to the design win process and our ability to recover design and development expenses and to generate timely or sufficient net sales or margins; changes in government trade policies, including the imposition of tariffs and export restrictions; our exposures to warranty claims, product liability claims and product recalls; our dependence on international customers and operations; the availability of rebates, tax credits and other financial incentives on end-user demands for certain products; risks related to governmental regulation and other legal obligations, including privacy, data protection, information security, consumer protection, environmental and occupational health and safety, anti-corruption and anti-bribery, and trade controls; the volatility of currency exchange rates; our indebtedness may limit our flexibility to operate our business; our ability to retain key and highly skilled personnel; our ability to protect our proprietary technology and inventions through patents or trade secrets; our ability to commercialize our products without infringing third-party intellectual property rights; disruptions or breaches of our information technology systems or those of our third-party service providers; our principal stockholders have substantial control over us; the inapplicability of the “corporate opportunity” doctrine to any director or stockholder who is not employed by us; the dilutive impact on the price of our shares upon future issuance by us or future sales by our stockholders; our lack of intent to declare or pay dividends for the foreseeable future; anti-takeover provisions in our organizational documents and under the General Corporation Law of the State of Delaware; the exclusive forum provision in our Certificate of Incorporation for disputes with stockholders; our inability to design, implement or maintain effective internal control over financial reporting; changes in tax rates or the adoption of new tax legislation; and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 18, 2022, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on August 29, 2022, as any such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investors Relations page of our website at investors.allegromicro.com.
ALLEGRO MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(Unaudited)

	Three-Month Period Ended		Six-Month Period Ended
	September 23, 2022	September 24, 2021	September 23, 2022	September 24, 2021
Net sales	$192,640	$156,445	$368,684	$309,134
Net sales to related party	45,026	37,165	86,735	72,618
Total net sales	237,666	193,610	455,419	381,752
Cost of goods sold	105,644	91,078	205,023	185,060
Gross profit	132,022	102,532	250,396	196,692
Operating expenses:
Research and development	35,567	29,590	69,424	59,144
Selling, general and administrative	39,117	34,088	109,097	66,152
Change in fair value of contingent consideration	(2,500)	300	(2,700)	600
Total operating expenses	72,184	63,978	175,821	125,896
Operating income	59,838	38,554	74,575	70,796
Other income (expense):
Interest expense	(531)	(1,228)	(968)	(1,654)
Interest income	467	78	784	159
Foreign currency transaction gain (loss)	266	202	2,190	(52)
(Loss) income in earnings of equity investment	(1,029)	226	(1,893)	505
Other, net	75	1,534	(3,354)	1,582
Income before income taxes	59,086	39,366	71,334	71,336
Income tax provision	8,438	6,143	10,403	10,406
Net income	50,648	33,223	60,931	60,930
Net income attributable to non-controlling interests	34	37	70	75
Net income attributable to Allegro MicroSystems, Inc.	$50,614	$33,186	$60,861	$60,855
Net income attributable to Allegro MicroSystems, Inc. per share:
Basic	$0.26	$0.17	$0.32	$0.32
Diluted	$0.26	$0.17	$0.32	$0.32
Weighted average shares outstanding:
Basic	191,284,631	189,673,788	190,959,616	189,629,535
Diluted	192,639,576	191,676,422	192,654,097	191,416,250

Supplemental Schedule of Total Net Sales
The following table summarizes total net sales by market within the Company’s unaudited consolidated statements of operations:

	Three-Month Period Ended		Change		Six-Month Period Ended		Change
	September 23, 2022	September 24, 2021	Amount	%	September 23, 2022	September 24, 2021	Amount	%
	(Dollars in thousands)
Automotive	$157,398	$126,031	$31,367	24.9%	$307,047	$259,554	$47,493	18.3%
Industrial	48,176	36,321	11,855	32.6%	88,316	66,630	21,686	32.5%
Other	32,092	31,258	834	2.7%	60,056	55,568	4,488	8.1%
Total net sales	$237,666	$193,610	$44,056	22.8%	$455,419	$381,752	$73,667	19.3%
Supplemental Schedule of Stock-Based Compensation
The Company recorded stock-based compensation expense in the following expense categories of its unaudited consolidated statements of operations:

	Three-Month Period Ended		Six-Month Period Ended
(In thousands)	September 23, 2022	September 24, 2021	September 23, 2022	September 24, 2021
Cost of sales	$1,124	$722	$1,956	$1,250
Research and development	1,711	1,043	2,839	1,795
Selling, general and administrative	5,369	4,431	37,545	7,982
Total stock-based compensation	$8,204	$6,196	$42,340	$11,027
Supplemental Schedule of Acquisition Related Intangible Amortization Costs
The Company recorded intangible amortization expense related to its acquisitions of Heyday and Voxtel in the following expense categories of its unaudited consolidated statements of operations:

	Three-Month Period Ended		Six-Month Period Ended
(In thousands)	September 23, 2022	September 24, 2021	September 23, 2022	September 24, 2021
Cost of sales	$378	$273	651	546
Selling, general and administrative	23	16	45	45
Total intangible amortization	$401	$289	$696	$591

ALLEGRO MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(Unaudited)

	September 23, 2022	March 25, 2022
Assets
Current assets:
Cash and cash equivalents	$293,588	$282,383
Restricted cash	9,694	7,416
Trade accounts receivable, net of provision for expected credit losses of $189 and $105 at September 23, 2022 and March 25, 2022, respectively	86,669	87,359
Trade and other accounts receivable due from related party	32,528	27,360
Accounts receivable – other	1,598	4,144
Inventories	98,426	86,160
Prepaid expenses and other current assets	19,232	14,995
Current portion of related party note receivable	3,750	1,875
Total current assets	545,485	511,692
Property, plant and equipment, net	219,240	210,028
Operating lease right-of-use assets	14,002	16,049
Deferred income tax assets	33,786	17,967
Goodwill	28,037	20,009
Intangible assets, net	52,268	35,970
Related party note receivable, less current portion	10,313	5,625
Equity investment in related party	25,778	27,671
Other assets	50,893	47,609
Total assets	$979,802	$892,620
Liabilities, Non-Controlling Interest and Stockholders' Equity
Current liabilities:
Trade accounts payable	$40,620	$29,836
Amounts due to related party	4,709	5,222
Accrued expenses and other current liabilities	63,941	65,459
Current portion of operating lease liabilities	3,484	3,706
Total current liabilities	112,754	104,223
Obligations due under Senior Secured Credit Facilities	25,000	25,000
Operating lease liabilities, less current portion	10,870	12,748
Deferred income tax liabilities	4,140	—
Other long-term liabilities	11,163	15,286
Total liabilities	163,927	157,257
Commitments and contingencies
Stockholders' Equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized, no shares issued or outstanding at September 23, 2022 and March 25, 2022	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized, 191,308,141 shares issued and outstanding at September 23, 2022; 1,000,000,000 shares authorized, 190,473,595 issued and outstanding at March 25, 2022	1,913	1,905
Additional paid-in capital	662,082	627,792
Retained earnings	183,819	122,958
Accumulated other comprehensive loss	(33,028)	(18,448)
Equity attributable to Allegro MicroSystems, Inc.	814,786	734,207
Non-controlling interests	1,089	1,156
Total stockholders’ equity	815,875	735,363
Total liabilities, non-controlling interest and stockholders' equity	$979,802	$892,620

ALLEGRO MICROSYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six-Month Period Ended
	September 23, 2022	September 24, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$60,931	$60,930
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,125	24,511
Amortization of deferred financing costs	49	25
Deferred income taxes	(16,431)	(2,246)
Stock-based compensation	42,340	11,027
Loss (gain) on disposal of assets	250	(330)
Change in fair value of contingent consideration	(2,700)	600
Provisions for inventory and receivables reserves	232	2,869
Unrealized loss (gain) on marketable securities	3,458	(978)
Changes in operating assets and liabilities:
Trade accounts receivable	5,520	(2,299)
Accounts receivable - other	2,546	181
Inventories	(17,328)	4,415
Prepaid expenses and other assets	(9,470)	(6,761)
Trade accounts payable	8,928	(6,188)
Due to/from related parties	(5,681)	1,312
Accrued expenses and other current and long-term liabilities	(4,264)	(17,192)
Net cash provided by operating activities	92,505	69,876
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(35,220)	(33,821)
Acquisition of business, net of cash acquired	(20,429)	(12,549)
Proceeds from sales of property, plant and equipment	—	27,407
Investments in marketable securities	—	(4,334)
Net cash used in investing activities	(55,649)	(23,297)
CASH FLOWS FROM FINANCING ACTIVITIES:
Loans made to related party	(7,500)	—
Receipts on related party notes receivable	937	—
Payments for taxes related to net share settlement of equity awards	(9,606)	—
Proceeds from issuance of common stock under employee stock purchase plan	1,573	1,291
Net cash (used in) provided by financing activities	(14,596)	1,291
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	(8,777)	3,939
Net increase in Cash and cash equivalents and Restricted cash	13,483	51,809
Cash and cash equivalents and Restricted cash at beginning of period	289,799	203,875
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD:	$303,282	$255,684
RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents at beginning of period	$282,383	$197,214
Restricted cash at beginning of period	7,416	6,661
Cash and cash equivalents and Restricted cash at beginning of period	$289,799	$203,875
Cash and cash equivalents at end of period	293,588	248,579
Restricted cash at end of period	9,694	7,105
Cash and cash equivalents and Restricted cash at end of period	$303,282	$255,684
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Noncash transactions:
Property, plant and equipment purchases included in trade accounts payable	$(3,877)	$(3,183)
Noncash lease liabilities arising from obtaining right-of-use assets	374	699

Non-GAAP Financial Measures
In addition to the measures presented in our consolidated financial statements, we regularly review other measures, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP Gross Profit, non-GAAP Gross Margin, non-GAAP Operating Expenses, non-GAAP Operating Income, non-GAAP Operating Margin, non-GAAP Profit before Tax, non-GAAP Provision for Income Tax, non-GAAP Net Income, non-GAAP Net Income per Share, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations, and in the case of non-GAAP Provision for Income Tax, management believes that this non-GAAP measure of income taxes provides it with the ability to evaluate the non-GAAP Provision for Income Taxes across different reporting periods on a consistent basis, independent of special items and discrete items, which may vary in size and frequency. By presenting these Non-GAAP Financial Measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance, and we believe that investors’ understanding of our performance is enhanced by our presenting these Non-GAAP Financial Measures, as they provide a reasonable basis for comparing our ongoing results of operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management and the investment community with valuable insight into matters such as: our ongoing core operations, our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance. These Non-GAAP Financial Measures are used by both management and our board of directors, together with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these Non-GAAP Financial Measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.
These Non-GAAP Financial Measures have significant limitations as analytical tools. Some of these limitations are that:
•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures exclude certain costs which are important in analyzing our GAAP results;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•such measures do not reflect our tax expense or the cash requirements to pay our taxes;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future;
•certain measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, thereby further limiting their usefulness as comparative measures.
The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures such as gross profit, gross margin, net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We calculate non-GAAP Gross Profit and non-GAAP Gross Margin excluding the items below from cost of goods sold in applicable periods, and we calculate non-GAAP Gross Margin as non-GAAP Gross Profit divided by total net sales.
•Voxtel inventory impairment—Represents costs related to the discontinuation of one of our product lines manufactured by Voxtel.
•Stock-based compensation—Represents non-cash expenses arising from the grant of stock-based awards. A significant portion of the cost included in fiscal year 2023 related to retirement of the former CEO.
•AMTC Facility consolidation one-time costs—Represents one-time costs incurred in connection with closing of the AMTC Facility and transitioning of test and assembly functions to the AMPI Facility announced in fiscal year 2020, consisting of: moving equipment between facilities, contract terminations and other non-recurring charges. The closure and transition of the AMTC Facility was substantially completed as of the end of March 2021, and we sold the AMTC Facility in August 2021.
•Amortization of acquisition-related intangible assets—Represents non-cash expenses associated with the amortization of intangible assets in connection with the acquisition of Voxtel, which closed in August 2020 and Heyday Integrated Circuits (“Heyday”), which closed in September 2022.
•COVID-19 related expenses—Represents expenses attributable to the COVID-19 pandemic primarily related to increased purchases of masks, gloves and other protective materials, and overtime premium compensation paid for maintaining 24-hour service at the AMPI Facility through fiscal year 2022.
Non-GAAP Operating Expenses, non-GAAP Operating Income and non-GAAP Operating Margin
We calculate non-GAAP Operating Expenses and non-GAAP Operating Income excluding the same items excluded above to the extent they are classified as operating expenses, and also excluding the items below in applicable periods. We calculate non-GAAP Operating Margin as non-GAAP Operating Income divided by total net sales.
•Transaction fees—Represents transaction-related legal and consulting fees incurred primarily in connection with (i) one-time transaction-related legal, consulting and registration fees related to a secondary offering on behalf of certain stockholders in fiscal 2022, (ii) one-time transaction-related legal and consulting fees in fiscal 2023 and 2022 not related to (i), and (iii) the acquisition of Heyday.
•Severance—Represents severance costs associated with (i) the closing of the AMTC Facility and the transitioning of test and assembly functions to the AMPI Facility announced and initiated in fiscal year 2020, (ii) costs related to the discontinuation of one of our product lines manufactured by Voxtel in fiscal year 2022, and (iii) nonrecurring separation costs related to the departures of executive officers in fiscal years 2023 and 2022.
•Change in fair value of contingent consideration—Represents the change in fair value of contingent consideration payable in connection with the acquisition of Voxtel.
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin
We calculate EBITDA as net income minus interest income (expense), tax provision (benefit), and depreciation and amortization expenses. We calculate Adjusted EBITDA as EBITDA excluding the same items excluded above and also excluding the items below in applicable periods. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total net sales.
•Non-core loss (gain) on sale of equipment—Represents non-core miscellaneous losses and gains on the sale of equipment.
•Foreign currency translation (gain) loss—Represents losses and gains resulting from the remeasurement and settlement of intercompany debt and operational transactions, as well as transactions with external customers or vendors denominated in currencies other than the functional currency of the legal entity in which the transaction is recorded.
•(Loss) income in earnings of equity investment—Represents our equity method investment in Polar Semiconductor, LLC (“PSL”).

•Unrealized (gain) loss on investments—Represents mark-to-market adjustments on equity investments with readily determinable fair values.
Non-GAAP Profit before Tax, Non-GAAP Net Income, and Non-GAAP Basic and Diluted Earnings Per Share
We calculate non-GAAP Profit before Tax as Income before Income Taxes excluding the same items excluded above and also excluding the item below in applicable periods. We calculate non-GAAP Net Income as Net Income excluding the same items excluded above and also excluding the item below in applicable periods.
Non-GAAP Provision for Income Tax
In calculating non-GAAP Provision for Income Tax, we have added back the following to GAAP Income Tax Provision:
•Tax effect of adjustments to GAAP results—Represents the estimated income tax effect of the adjustments to non-GAAP Profit Before Tax described above and elimination of discrete tax adjustments.

	Three-Month Period Ended			Six-Month Period Ended
	September 23, 2022	June 24, 2022	September 24, 2021	September 23, 2022	September 24, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Gross Profit

GAAP Gross Profit	$132,022	$118,374	$102,532	$250,396	$196,692

Voxtel inventory impairment	—	—	271	—	3,106
Stock-based compensation	1,124	832	722	1,956	1,250
AMTC Facility consolidation one-time costs	—	—	7	—	144
Amortization of acquisition-related intangible assets	378	273	273	651	546
COVID-19 related expenses	—	—	316	—	659
Total Non-GAAP Adjustments	$1,502	$1,105	$1,589	$2,607	$5,705

Non-GAAP Gross Profit	$133,524	$119,479	$104,121	$253,003	$202,397
Non-GAAP Gross Margin	56.2%	54.9%	53.8%	55.6%	53.0%

	Three-Month Period Ended			Six-Month Period Ended
	September 23, 2022	June 24, 2022	September 24, 2021	September 23, 2022	September 24, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Operating Expenses

GAAP Operating Expenses	$72,184	$103,637	$63,978	$175,821	$125,896

Research and Development Expenses
GAAP Research and Development Expenses	35,567	33,857	29,590	69,424	59,144
Stock-based compensation	1,711	1,128	1,043	2,839	1,795
AMTC Facility consolidation one-time costs	—	—	—	—	2
COVID-19 related expenses	—	—	8	—	14
Transaction fees	201	202	—	403	—
Non-GAAP Research and Development Expenses	33,655	32,527	28,539	66,182	57,333

Selling, General and Administrative Expenses
GAAP Selling, General and Administrative Expenses	39,117	69,980	34,088	109,097	66,152
Stock-based compensation	5,369	32,176	4,431	37,545	7,982
AMTC Facility consolidation one-time costs	90	96	151	186	475
Amortization of acquisition-related intangible assets	23	22	16	45	45
COVID-19 related expenses	—	—	551	—	932
Transaction fees	63	1,597	6	1,660	29
Severance	—	4,186	—	4,186	168
Non-GAAP Selling, General and Administrative Expenses	33,572	31,903	28,933	65,475	56,521

Change in fair value of contingent consideration	(2,500)	(200)	300	(2,700)	600

Total Non-GAAP Adjustments	4,957	39,207	6,506	44,164	12,042

Non-GAAP Operating Expenses	$67,227	$64,430	$57,472	$131,657	$113,854

	Three-Month Period Ended			Six-Month Period Ended
	September 23, 2022	June 24, 2022	September 24, 2021	September 23, 2022	September 24, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Operating Income

GAAP Operating Income	$59,838	$14,737	$38,554	$74,575	$70,796

Voxtel inventory impairment	—	—	271	—	3,106
Stock-based compensation	8,204	34,136	6,196	42,340	11,027
AMTC Facility consolidation one-time costs	90	96	158	186	621
Amortization of acquisition-related intangible assets	401	295	289	696	591
COVID-19 related expenses	—	—	875	—	1,605
Change in fair value of contingent consideration	(2,500)	(200)	300	(2,700)	600
Transaction fees	264	1,799	6	2,063	29
Severance	—	4,186	—	4,186	168
Total Non-GAAP Adjustments	$6,459	$40,312	$8,095	$46,771	$17,747

Non-GAAP Operating Income	$66,297	$55,049	$46,649	$121,346	$88,543
Non-GAAP Operating Margin (% of net sales)	27.9%	25.3%	24.1%	26.6%	23.2%

	Three-Month Period Ended			Six-Month Period Ended
	September 23, 2022	June 24, 2022	September 24, 2021	September 23, 2022	September 24, 2021
	(Dollars in thousands)
Reconciliation of EBITDA and Adjusted EBITDA

GAAP Net Income	$50,648	$10,283	$33,223	$60,931	$60,930

Interest expense	531	437	1,228	968	1,654
Interest income	(467)	(317)	(78)	(784)	(159)
Income tax provision	8,438	1,965	6,143	10,403	10,406
Depreciation & amortization	12,207	11,918	12,339	24,125	24,511
EBITDA	$71,357	$24,286	$52,855	$95,643	$97,342

Non-core loss (gain) on sale of equipment	253	(3)	(296)	250	(331)
Voxtel inventory impairment	—	—	271	—	3,106
Foreign currency translation (gain) loss	(266)	(1,924)	(202)	(2,190)	52
Loss (income) in earnings of equity investment	1,029	864	(226)	1,893	(505)
Unrealized (gain) loss on investments	(28)	3,486	(978)	3,458	(978)
Stock-based compensation	8,204	34,136	6,196	42,340	11,027
AMTC Facility consolidation one-time costs	90	96	158	186	621
COVID-19 related expenses	—	—	875	—	1,605
Change in fair value of contingent consideration	(2,500)	(200)	300	(2,700)	600
Transaction fees	264	1,799	6	2,063	29
Severance	—	4,186	—	4,186	168
Adjusted EBITDA	$78,403	$66,726	$58,959	$145,129	$112,736
Adjusted EBITDA Margin (% of net sales)	33.0%	30.6%	30.5%	31.9%	29.5%

	Three-Month Period Ended			Six-Month Period Ended
	September 23, 2022	June 24, 2022	September 24, 2021	September 23, 2022	September 24, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Profit before Tax

GAAP Income before Tax Provision	$59,086	$12,248	$39,366	$71,334	$71,336

Non-core loss (gain) on sale of equipment	253	(3)	(296)	250	(331)
Voxtel inventory impairment	—	—	271	—	3,106
Foreign currency translation (gain) loss	(266)	(1,924)	(202)	(2,190)	52
Loss (income) in earnings of equity investment	1,029	864	(226)	1,893	(505)
Unrealized (gain) loss on investments	(28)	3,486	(978)	3,458	(978)
Stock-based compensation	8,204	34,136	6,196	42,340	11,027
AMTC Facility consolidation one-time costs	90	96	158	186	621
Amortization of acquisition-related intangible assets	401	295	289	696	591
COVID-19 related expenses	—	—	875	—	1,605
Change in fair value of contingent consideration	(2,500)	(200)	300	(2,700)	600
Transaction fees	264	1,799	6	2,063	29
Severance	—	4,186	—	4,186	168
Total Non-GAAP Adjustments	$7,447	$42,735	$6,393	$50,182	$15,985

Non-GAAP Profit before Tax	$66,533	$54,983	$45,759	$121,516	$87,321

	Three-Month Period Ended			Six-Month Period Ended
	September 23, 2022	June 24, 2022	September 24, 2021	September 23, 2022	September 24, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Provision for Income Taxes

GAAP Income Tax Provision	$8,438	$1,965	$6,143	$10,403	$10,406
GAAP effective tax rate	14.3%	16.0%	15.6%	14.6%	14.6%

Tax effect of adjustments to GAAP results	(1,663)	5,900	946	4,237	3,037

Non-GAAP Provision for Income Taxes	$6,775	$7,865	$7,089	$14,640	$13,443
Non-GAAP effective tax rate	10.2%	14.3%	15.5%	12.0%	15.4%

	Three-Month Period Ended			Six-Month Period Ended
	September 23, 2022	June 24, 2022	September 24, 2021	September 23, 2022	September 24, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Net Income

GAAP Net Income	$50,648	$10,283	$33,223	$60,931	$60,930
GAAP Basic Earnings per Share	$0.26	$0.05	$0.18	$0.32	$0.32
GAAP Diluted Earnings per Share	$0.26	$0.05	$0.17	$0.32	$0.32

Non-core loss (gain) on sale of equipment	253	(3)	(296)	250	(331)
Voxtel inventory impairment	—	—	271	—	3,106
Foreign currency translation (gain) loss	(266)	(1,924)	(202)	(2,190)	52
Loss (income) in earnings of equity investment	1,029	864	(226)	1,893	(505)
Unrealized (gain) loss on investments	(28)	3,486	(978)	3,458	(978)
Stock-based compensation	8,204	34,136	6,196	42,340	11,027
AMTC Facility consolidation one-time costs	90	96	158	186	621
Amortization of acquisition-related intangible assets	401	295	289	696	591
COVID-19 related expenses	—	—	875	—	1,605
Change in fair value of contingent consideration	(2,500)	(200)	300	(2,700)	600
Transaction fees	264	1,799	6	2,063	29
Severance	—	4,186	—	4,186	168
Tax effect of adjustments to GAAP results	1,663	(5,900)	(946)	(4,237)	(3,037)

Non-GAAP Net Income	$59,758	$47,118	$38,670	$106,876	$73,878
Basic weighted average common shares	191,284,631	190,638,135	189,673,788	190,959,616	189,629,535
Diluted weighted average common shares	192,639,576	192,406,276	191,676,422	192,654,097	191,416,250
Non-GAAP Basic Earnings per Share	$0.31	$0.25	$0.20	$0.56	$0.39
Non-GAAP Diluted Earnings per Share	$0.31	$0.24	$0.20	$0.55	$0.39
Investor Contact:
Derek D’Antilio
Chief Financial Officer
Phone: (603) 626-2300
ddantilio@allegromicro.com